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                                                                   EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Applied Graphics Technologies, Inc. on Form S-8 of our report dated March 12, 1997, appearing in the Annual Report on Form 10-K, for the year ended December 31, 1996.




Deloitte & Touche LLP
New York, New York
April 9, 1997